                                                                    Exhibit 4(e)
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                           NATIONAL AUTO CREDIT, INC.



                                   $45,000,000



                      7.66% Senior Notes due April 21, 2004

                            ---------------------

                             NOTE PURCHASE AGREEMENT

                            ---------------------


                              Dated April 21, 1997


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

                                TABLE OF CONTENTS

Section                                                                                               Page
-------                                                                                               ----

1.        AUTHORIZATION OF NOTES.......................................................................  1

2.        SALE AND PURCHASE OF NOTES...................................................................  1

3.        INITIAL CLOSING, SECOND CLOSING AND THIRD CLOSING............................................  2
          3.1.    Initial Closing......................................................................  2
          3.2.    Second Closing.......................................................................  2
          3.3.    Third Closing........................................................................  3

4.        CONDITIONS TO INITIAL CLOSING, SECOND CLOSING AND THIRD CLOSING..............................  3
          4.1.    Initial Closing......................................................................  3
          4.2.    Second Closing.......................................................................  6
          4.3.    Third Closing........................................................................  8

5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................  9
          5.1.    Organization; Power and Authority.................................................... 10
          5.2.    Authorization, etc................................................................... 10
          5.3.    Disclosure........................................................................... 10
          5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates..................... 11
          5.5.    Financial Statements................................................................. 11
          5.6.    Compliance with Laws, Other Instruments, etc......................................... 12
          5.7.    Governmental Authorizations, etc..................................................... 12
          5.8.    Litigation; Observance of Agreements, Statutes and Orders............................ 12
          5.9.    Taxes................................................................................ 13
          5.10.   Title to Property; Leases............................................................ 13
          5.11.   Licenses, Permits, etc............................................................... 13
          5.12.   Compliance with ERISA................................................................ 14
          5.13.   Private Offering by the Company...................................................... 15
          5.14.   Use of Proceeds; Margin Regulations.................................................. 15
          5.15.   Existing Debt; Future Liens.......................................................... 15
          5.16.   Foreign Assets Control Regulations, etc.............................................. 16
          5.17.   Status under Certain Statutes........................................................ 16
          5.18.   Environmental Matters................................................................ 16
          5.19.   Event of Default..................................................................... 17
          5.20.   Rank of Debt......................................................................... 17

6.        REPRESENTATIONS OF THE PURCHASER............................................................. 17
          6.1.    Purchase for Investment.............................................................. 17

          6.2.    Source of Funds...................................................................... 18

7.        INFORMATION AS TO COMPANY.................................................................... 19
          7.1.    Financial and Business Information................................................... 19
          7.2.    Officer's Certificate................................................................ 23
          7.3.    Inspection........................................................................... 23

8.        PREPAYMENT OF THE NOTES...................................................................... 24
          8.1.    Required Prepayments................................................................. 24
          8.2.    Optional Prepayments with Make-Whole Amount.......................................... 25
          8.3.    Allocation of Partial Prepayments.................................................... 25
          8.4.    Maturity; Surrender, etc............................................................. 26
          8.5.    Purchase of Notes.................................................................... 26
          8.6.    Make-Whole Amount.................................................................... 26

9.        AFFIRMATIVE COVENANTS........................................................................ 28
          9.1.    Compliance with Law.................................................................. 28
          9.2.    Insurance............................................................................ 28
          9.3.    Maintenance of Properties............................................................ 28
          9.4.    Payment of Taxes and Claims.......................................................... 28
          9.5.    Corporate Existence, etc............................................................. 29
          9.6.    Keeping of Records and Books of Account.............................................. 29

10.       NEGATIVE COVENANTS........................................................................... 29
          10.1.   Transactions with Affiliates......................................................... 29
          10.2.   Merger, Consolidation, Sale of Assets, Transfers, etc................................ 29
          10.3.   Liens................................................................................ 31
          10.4.   Restricted Payments and Restricted Investments....................................... 33
          10.5.   Financial Covenants.................................................................. 33
          10.6.   Subordinated Debt.................................................................... 34
          10.7.   Line of Business..................................................................... 34
          10.8.   Receivables Programs................................................................. 34
          10.9.   Guaranty by Subsidiaries............................................................. 35
          10.10.  Negative Pledge Limitation........................................................... 35
          10.11.  Payments and Modifications of Debt................................................... 35
          10.12.  Additional Covenants................................................................. 36

11.       EVENTS OF DEFAULT............................................................................ 36

12.       REMEDIES ON DEFAULT, ETC..................................................................... 39
          12.1.   Acceleration......................................................................... 39
          12.2.   Other Remedies....................................................................... 40
          12.3.   Rescission........................................................................... 40
          12.4.   No Waivers or Election of Remedies, Expenses, etc.................................... 40


13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES................................................ 40
          13.1.   Registration of Notes................................................................ 40
          13.2.   Transfer and Exchange of Notes....................................................... 41
          13.3.   Replacement of Notes................................................................. 41

14.       PAYMENTS ON NOTES............................................................................ 42
          14.1.   Place of Payment..................................................................... 42
          14.2.   Home Office Payment.................................................................. 42

15.       EXPENSES, ETC................................................................................ 42
          15.1.   Transaction Expenses................................................................. 42
          15.2.   Survival............................................................................. 43

16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT................................. 43

17.       AMENDMENT AND WAIVER......................................................................... 43
          17.1.   Requirements......................................................................... 43
          17.2.   Solicitation of Holders of Notes..................................................... 44
          17.3.   Binding Effect, etc.................................................................. 44
          17.4.   Notes held by Company, etc........................................................... 44

18.       NOTICES...................................................................................... 45

19.       REPRODUCTION OF DOCUMENTS.................................................................... 45

20.       CONFIDENTIAL INFORMATION..................................................................... 46

21.       SUBSTITUTION OF PURCHASER.................................................................... 46

22.       MISCELLANEOUS................................................................................ 47
          22.1.   Successors and Assigns............................................................... 47
          22.2.   Payments Due on Non-Business Days.................................................... 47
          22.3.   Severability......................................................................... 47
          22.4.   Construction......................................................................... 47
          22.5.   Counterparts......................................................................... 48
          22.6.   Governing Law........................................................................ 48

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
      SCHEDULE A         --   Information Relating to Purchasers

      SCHEDULE B         --   Defined Terms

      SCHEDULE 4.1(i)    --   Changes in Corporate Structure

      SCHEDULE 5.3       --   Disclosure Materials

      SCHEDULE 5.4       --   Subsidiaries of the Company and Ownership of Subsidiary Stock

      SCHEDULE 5.5       --   Financial Statements

      SCHEDULE 5.8       --   Certain Litigation

      SCHEDULE 5.11      --   Licenses, Permits, etc.

      SCHEDULE 5.15      --   Existing Debt

      SCHEDULE 5.18      --   Environmental Matters

      SCHEDULE B-1       --   Existing Investments

      EXHIBIT 1          --   Form of 7.66% Senior Note due April 21, 2004

      EXHIBIT 4.1(k)     --   Form of Subsidiary Guaranty

      EXHIBIT 4.1(d)(i)  --   Form of Opinion of Special Counsel to the Company

      EXHIBIT 4.1(d)(ii) --   Form of Opinion of Special Counsel to the Purchasers

      EXHIBIT 7.1(i)     --   Form  of  Presentation  of  Loan  Receivables  Portfolio  Statistics,
                              Static Pool Results, etc.

                           NATIONAL AUTO CREDIT, INC.
                                30000 Aurora Road
                                Solon, Ohio 44139

                      7.66% Senior Notes due April 21, 2004

                                                                  April 21, 1997

TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  National Auto Credit, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Company will authorize the issue and sale of $45,000,000 aggregate principal amount of its 7.66% Senior Notes due April 21, 2004 (the "NOTES," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)), $18,000,000 aggregate principal amount of such Notes to be issued on the date of the Initial Closing (as hereinafter defined), $13,500,000 aggregate principal amount of such Notes to be issued on the date of the Second Closing (as hereinafter defined) and the remaining $13,500,000 aggregate principal amount of such Notes to be issued on the date of the Third Closing (as hereinafter defined). The Notes shall be substantially in the form set out in
Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at each of the Initial Closing, the Second Closing and the Third Closing provided for in Section 3, Notes in the principal amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amounts thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Initial Closing, Second Closing and Third Closing to each of the Other Purchasers of Notes in the principal amounts specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       INITIAL CLOSING, SECOND CLOSING AND THIRD CLOSING.

3.1.     INITIAL CLOSING.

                  The sale and purchase of the initial $18,000,000 aggregate principal amount of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of O'Melveny & Myers LLP, Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m., New York time, at a closing (the "INITIAL CLOSING") on April 21, 1997. At the Initial Closing the Company will deliver to you the Notes to be purchased by you in the amounts set forth on Schedule A dated the date of the Initial Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2393370 at National City Bank, 1900 East Ninth Street, Cleveland, Ohio 44114, ABA 041000124. If at the Initial Closing the Company shall fail to tender such Notes to you as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

3.2.     SECOND CLOSING.

                  The sale and purchase of $13,500,000 aggregate principal amount of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of O'Melveny & Myers LLP, Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m., New York time, at a closing (the "SECOND CLOSING") on April 30, 1997. At the Second Closing the Company will deliver to you the Notes to be purchased by you in the amounts set forth on Schedule A dated the date of the Second Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2393370 at National City Bank, 1900 East Ninth Street, Cleveland, Ohio 44114, ABA 041000124. If at the Second Closing the Company shall fail to tender such Notes to you as provided above in this Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

3.3.     THIRD CLOSING.

                  The sale and purchase of $13,500,000 aggregate principal amount of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of O'Melveny & Myers LLP, Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m., New York time, at a closing (the "THIRD CLOSING") on June 30, 1997. At the Third Closing the Company will deliver to you the Notes to be purchased by you in the amounts set forth on Schedule A dated the date of the Third Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2393370 at National City Bank, 1900 East Ninth Street, Cleveland, Ohio 44114, ABA 041000124. If at the Third Closing the Company shall fail to tender such Notes to you as provided above in this Section 3.3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4        CONDITIONS TO INITIAL CLOSING, SECOND CLOSING AND THIRD CLOSING.

4.1.     INITIAL CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Initial Closing is subject to the fulfillment to your satisfaction, prior to or at the Initial Closing, of the following conditions:

         (A)      REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Initial Closing.

         (B)      PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Initial Closing and after giving effect to the issue and sale of the Notes to be issued and sold at the Initial Closing (and the application of the proceeds thereof as contemplated in Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         (C)      COMPLIANCE CERTIFICATES.

                  (i) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Initial Closing, certifying that the conditions specified in Sections 4.1(a), 4.1(b) and 4.1(i) have been fulfilled.

                  (ii) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         (D)      OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Initial Closing (I) from David R. Posteraro, Esq., counsel for the Company, covering the matters set forth in
Exhibit 4.1(d)(i) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (II) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1(d)(ii) and covering such other matters incident to such transactions as you may reasonably request.

         (E)      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Initial Closing your purchase of Notes shall (I) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(II) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (III) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         (F)      SALE OF OTHER NOTES.

                  Contemporaneously with the Initial Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Initial Closing as specified in Schedule A.

         (G)      PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Initial Closing the fees, charges and disbursements of your special counsel, referred to in

Section 4.1(d) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Initial Closing.

         (H)      PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         (I)      CHANGES IN CORPORATE STRUCTURE.

                  Except as specified in Schedule 4.1(i), the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         (J)      PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         (K)      SUBSIDIARY GUARANTY.

                  The Subsidiary Guaranty, in substantially the form attached hereto as Exhibit 4.1(k), shall have been duly executed and delivered by NAC, Inc. and NAC Investment Company, such document shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived and the Company shall have delivered to you and the Other Purchasers true, correct, complete and original copies of the Subsidiary Guaranty.

         (L)      BANK CREDIT AGREEMENT.

                  The Company shall have executed and delivered the Bank Credit Agreement, the Bank Credit Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived and the Company shall have delivered to you and each Other Purchaser true, correct and complete copies of the Bank Credit Agreement and each other Loan Document (as defined in the Bank Credit Agreement).

4.2.     SECOND CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Second Closing is subject to the fulfillment to your satisfaction, prior to or at the Second Closing, of the following conditions:

         (A)      REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made, at the time of the Initial Closing and at the time of the Second Closing.

         (B)      PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Second Closing and after giving effect to the issue and sale of the Notes to be issued and sold at the Second Closing (and the application of the proceeds thereof as contemplated in Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         (C)      COMPLIANCE CERTIFICATES.

                  (i) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Second Closing, certifying that the conditions specified in Sections 4.2(a), (b) and (h) have been fulfilled.

                  (ii) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         (D)      OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Second Closing (I) from David R. Posteraro, Esq., counsel for the Company, covering the matters set forth in
Exhibit 4.1(d)(i) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (II) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1(d)(ii) and covering such other matters incident to such transactions as you may reasonably request.

         (E)      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Second Closing your purchase of Notes shall
(I) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (II) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (III) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         (F)      SALE OF OTHER NOTES.

                  Contemporaneously with the Second Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Second Closing as specified in Schedule A.

         (G)       PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Second Closing the fees, charges and disbursements of O'Melveny & Myers LLP, your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Second Closing.

        (H)       CHANGES IN CORPORATE STRUCTURE.

                  Except as specified in Schedule 4.1(i) (and, after the date of the Initial Closing, as permitted in Section 10.2), the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        (I)       PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.3.     THIRD CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Third Closing is subject to the fulfillment to your satisfaction, prior to or at the Third Closing, of the following conditions:

         (A)      REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made, at the time of the Initial Closing, at the time of the Second Closing and at the time of the Third Closing.

         (B)      PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Third Closing and after giving effect to the issue and sale of the Notes to be issued and sold at the Third Closing (and the application of the proceeds thereof as contemplated in Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         (C)      COMPLIANCE CERTIFICATES.

                  (i) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Third Closing, certifying that the conditions specified in Sections 4.3(a), (b) and (h) have been fulfilled.

                  (ii) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         (D)      OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Third Closing (I) from David R. Posteraro, Esq., counsel for the Company, covering the matters set forth in
Exhibit 4.1(d)(i) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (II) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1(d)(ii) and covering such other matters incident to such transactions as you may reasonably request.

         (E)      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Third Closing your purchase of Notes shall
(I) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (II) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (III) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         (F)      SALE OF OTHER NOTES.

                  Contemporaneously with the Third Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Third Closing as specified in Schedule A.

         (G)      PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Third Closing the fees, charges and disbursements of O'Melveny & Myers LLP, your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Third Closing.

         (H)      CHANGES IN CORPORATE STRUCTURE.

                  Except as specified in Schedule 4.1(i) (and, after the date of the Initial Closing, as permitted in Section 10.2), the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         (I)      PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in all additional jurisdictions where such qualification is necessary under applicable law. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the other Transaction Documents to which it is a party and the Notes and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  The Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of each Restricted Subsidiary, and such Transaction Documents constitute the legal, valid and binding obligations of each Restricted Subsidiary party thereto enforceable against such Restricted Subsidiary in accordance with its terms.

5.3.     DISCLOSURE.

                  The Company, through its agent, Prudential Securities Incorporated, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated January 1997 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since January 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

              (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (II) of the Company's Affiliates, other than Subsidiaries, and (III) of the Company's directors and senior officers. All of such Subsidiaries are Restricted Subsidiaries.

              (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

              (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each additional jurisdiction where such qualification is necessary under applicable law. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Transaction Documents to which it is a party and to perform the provisions thereof.

              (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

5.5.     FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). There is no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries since January 31, 1997. There is no Material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company and each Restricted Subsidiary of this Agreement, the Other Agreements, the other Transaction Documents and the Notes, as applicable, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or any nongovernmental Person or entity, including, without limitation, any creditor, lessor or stockholder of the Company or any of its Subsidiaries is required in connection with the execution, delivery or performance by the Company or any Restricted Subsidiary of this Agreement, the Other Agreements, the other Transaction Documents or the Notes or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Agreement, the Other Agreements, the other Transaction Documents or the Notes.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings (including, without limitation, arbitration and administrative proceedings) pending or, to the knowledge of the Company or any officer of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and, to the best knowledge of the Company or any officer of the Company, there is no basis for any such action, suit or proceeding.

                  (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including without limitation (i) Environmental Laws, (ii) the Occupational Safety and Health Act of 1970, (iii) ERISA, (iv) all Federal securities laws and state "blue sky" laws relating to the offering of the Notes and all other Securities of the Company and its Restricted Subsidiaries and (v) Rule 10b-5, which default or violation, individually or in the aggregate, would have a Material Adverse Effect.

5.9.     TAXES.

                  The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor any of its Restricted Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any Federal or State tax has been granted by to the Company or any Restricted Subsidiary. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended January 31, 1992.

5.10.    TITLE TO PROPERTY; LEASES.

                  The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company or any Restricted Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

5.12.    COMPLIANCE WITH ERISA.

                  (a) The Company, each Restricted Subsidiary and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of the Company, any Restricted Subsidiary or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, any Restricted Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, any Restricted Subsidiary or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) As of the date of this Agreement, the Company has no Plans.

                  (c) None of the Company, any Restricted Subsidiary or any ERISA Affiliate has incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement, the Other Agreements and the other Transaction Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.    PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 90 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the proceeds of the sale of the Notes to refinance Debt of the Company existing immediately prior to the date of the Initial Closing and for general working capital purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, (i) for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), (ii) for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220), (iii) for the purpose of reducing or retiring any Debt that was originally incurred to purchase any margin stock within the meaning of Regulation G, Regulation U or Regulation X, or (iv) for any other purpose which might constitute any of the Notes or the loans evidenced thereby a "purpose credit" under Regulation G, Regulation U or Regulation X. The Company and its Subsidiaries do not own any margin stock and the Company does not have any present intention of acquiring margin stock. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.    EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the date of the Initial Closing, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.3.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER CERTAIN STATUTES.

                  (a) Neither the Company nor any Subsidiary is (i) an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company" (as each such term is defined in the Investment Company Act), (ii) directly or indirectly controlled by an "investment company" (as such term is defined in the Investment Company Act) or
(iii) otherwise subject to regulation under the Investment Company Act.

                  (b) Neither the Company nor any Subsidiary is (i) a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (as each such term is defined in the Public Utility Holding Company Act) or (ii) otherwise subject to regulation under the Public Utility Holding Company Act.

                  (c) Neither the Company nor any Subsidiary is subject to regulation under the Interstate Commerce Act, as amended.

                  (d) Neither the Company nor any Subsidiary is subject to regulation under the Federal Power Act, as amended.

                  (e) Neither the Company nor any Subsidiary is subject to any statute or regulation that regulates the incurrence of Debt by the Company or any Subsidiary, other than Federal or State securities laws.

5.18.    ENVIRONMENTAL MATTERS.

                  The Company and each Restricted Subsidiary are in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including, without limitation, all Environmental Laws in jurisdictions in which the Company or any Restricted Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Materials, hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any Hazardous Materials, hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except as disclosed on Schedule 5.18 hereto, and as to such matters disclosed on such Schedule, none will have, individually or in the aggregate, a Material Adverse Effect. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority, private Person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Restricted Subsidiaries, any real property in which the Company or any such Restricted Subsidiary holds or has held an interest or any past or present operation of the Company or any Restricted Subsidiary, except as disclosed on Schedule 5.18 hereto, and as to such matters disclosed on such Schedule, none will have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Restricted Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials, toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any Hazardous Materials, toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation, except as disclosed on Schedule
5.18 hereto, and as to such matters disclosed on such Schedule, none will have, individually or in the aggregate, a Material Adverse Effect. No release, threatened release or disposal of Hazardous Materials, hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Restricted Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law, except as disclosed on Schedule 5.18 hereto, and as to such matters disclosed on such Schedule, none will have, individually or in the aggregate, a Material Adverse Effect.

5.19.    EVENT OF DEFAULT.

                  No Event of Default or Default has occurred and is continuing.

5.20.    RANK OF DEBT.

                  The obligations of the Company to pay the principal of and interest on the Notes and all other amounts which may become due thereunder or hereunder will rank at least pari passu in priority of payment with all other unsecured Senior Debt of the Company.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source is an insurance company general account in respect of which the reserves and liabilities for the general account contract(s) held by or on behalf of any Plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Plans maintained by the same employer (or affiliate thereof as defined in Prohibited Transaction Class Exemption 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed

         20% of the total client assets managed by such QPAM, the conditions of
         Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (I) the identity of such QPAM and (II) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN," "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes:

                  (a) QUARTERLY STATEMENTS -- as soon as their becoming available (but in any event within 60 days after the end of each quarterly fiscal period) in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Restricted Subsidiaries, and a consolidating balance sheet of the Company and the Subsidiary Guarantors, in each case as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiary Guarantors, in each case for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (and in the case of the balance sheet, the figures for the previous fiscal year-end), all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                  (b) ANNUAL STATEMENTS -- as soon as their becoming available (and in any event within 100 days after the end of each fiscal year of the Company), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Restricted Subsidiaries, and a consolidating balance sheet of the Company and the Subsidiary Guarantors, in each case as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiary Guarantors, in each case for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                                    (A) by an opinion thereon of Deloitte &
                           Touche or other independent certified public accountants selected by the Company and acceptable to the Required Holders, which opinion shall contain no qualifications as to the scope of the audit conducted by such accountants and state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                    (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (I) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (II) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- immediately, and in any event within three days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) REPORTS TO OTHER LENDERS -- without duplication, concurrently with the delivery therewith, promptly upon their becoming available, one copy of each financial statement, report, notice or other information (other than routine notices of borrowings and repayments) sent by the Company or any Subsidiary to lenders to the Company or any Subsidiary;

                  (h) INFORMATION REQUIRED BY RULE 144A -- with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any "qualified institutional buyer" (as such term is defined in Rule 144A under the Securities Act) designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes;

                  (i) LOAN RECEIVABLES PORTFOLIO STATISTICS, STATIC POOL RESULTS, ETC. -- concurrently with the delivery of the financial statements referred to in Section 7.1(a), a report on loan receivable portfolio statistics detailing gross receivables in accordance with GAAP, less deduction for ineligible receivables, including an aging of accounts receivable, dealer concentrations and static pool results for such quarterly fiscal period presented in the form of Exhibit 7.1(i) attached hereto;

                  (j) CLAIMS ANALYSIS -- within 30 days after the end of each fiscal year, a claims analysis in the form of Exhibit 7.1(j) attached hereto;

                  (k) OTHER MATERIAL INFORMATION -- promptly, and in any event within three calendar days after the Company or a Responsible Officer becoming aware of the existence of any of the following, notice of (i) the commencement of any Material litigation against, by or affecting the Company or any of its Subsidiaries, and any Material developments therein, (ii) the entering into by the Company or any Subsidiary of any Material contract or undertaking that is not entered into in the ordinary course of business or (iii) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to have a Material Adverse Effect, together with a statement of a Senior Financial Officer setting forth details of such litigation, development, contract or undertaking, and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                  (l) promptly after the end of each fiscal quarter or the occurrence of a material change in the ownership of stock or other equity interest by Sam J. Frankino and/or his

         Affiliates of the Company and/or its Affiliates, a report showing the ownership interest of Sam J. Frankino and his Affiliates in the Company and its Affiliates; and

                  (m) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.     OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2, 10.3(i), 10.4, 10.5 and 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     INSPECTION.

                  The Company shall permit the representatives of each holder of
Notes:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries) and to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     REQUIRED PREPAYMENTS.

                  (a) On April 21, 2000 and on each April 21 thereafter to and including April 21, 2003 the Company will prepay $9,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Notes pursuant to Section 8.2 or any prepayment of one or more Notes pursuant to paragraph (b) of this Section 8.1 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(a) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

                  (b) In the event that a Person or a group of related Persons (other than Sam J. Frankino or the Frankino Trust) shall at any time beneficially own, directly or indirectly, more than 35% of the voting power of the Voting Stock of the Company, a Change of Control shall be deemed to have occurred (a "Change of Control"). Within 5 days of the occurrence of a Change of Control, the Company shall give written notice of such occurrence to each holder of the Notes, which notice shall also contain an offer by the Company to prepay at par in their entirety the Notes held by such holder on the terms set forth in this Section 8.1(b). Each holder will have 30 days from the receipt of such written notice to accept or decline such offer by the Company to prepay in their entirety the Notes held by such holder, provided that if any holder fails to respond within such 30 day period such holder shall be deemed to have rejected such offer. Upon the receipt of the acceptance of such offer from any holder or holders of any Notes then outstanding, the Company will, not later than 45 days after the date the Company shall have sent the written notice to the holders of Notes pursuant to the first sentence of this Section 8.1(b), prepay at par all of the aggregate principal amount then outstanding of the Notes of such accepting holder(s) together with accrued interest thereon; PROVIDED, that in the event that more than one holder of the Notes accepts such offer, the Company shall make such prepayment of the Notes on the same day for all such holders of Notes.

                  (c) In the event that the Second Closing or the Third Closing shall not occur at the time specified therefor in Section 3.2 or Section 3.3, as applicable, for any reason (including, but not limited to, the failure of the Company to satisfy any conditions set forth in Section 4 required to be satisfied on such date), the Company shall, within one Business Day of the date such Second Closing or Third Closing would have occurred, give written notice to each holder of the Notes, containing an offer by the Company to prepay in their entirety the Notes held by such holder (plus interest accrued to the date of prepayment and the applicable Make-Whole Amount) on the terms set forth in this
Section 8.1(c). Each holder will have 30 days from the receipt of such written notice to accept or decline such offer by the Company to prepay in their entirety the Notes held by such holder, provided that if any holder fails to respond within such 30 day period such holder shall be deemed to have accepted such offer. Upon the receipt of the acceptance of or the deemed acceptance of such offer from any holder or holders of any Notes then outstanding, the Company will, not later than 45 days after the date the Company shall have sent the written notice to the holders of Notes pursuant to the first sentence of this
Section 8.1(c), prepay all of the aggregate principal amount then outstanding of the Notes of such accepting holder(s) together with accrued interest thereon and the Make-Whole Amount; PROVIDED, that in the event that more than one holder of the Notes accepts such offer, the Company shall make such prepayment of the Notes on the same day for all such holders of Notes. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying, in reasonable detail, the calculation of such Make-Whole Amount as of the specified prepayment date.

8.2.     OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus interest accrued to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying, in reasonable detail, the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.     ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes (other than pursuant to Section 8.1(b) and Section 8.1(c)), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.     MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (I) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (II) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (I) such Called Principal into (ii) the sum of the products obtained by multiplying (A) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (B) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply in all material respects with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations individually or in the aggregate Material to the ownership of their respective properties or to the conduct of their respective businesses.

9.2.     INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies of such types, on such terms and in such amounts (including deductibles and co-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated and maintain in full force and effect public liability insurance and insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law.

9.3.     MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, all property individually or in the aggregate Material to the conduct of the business of the Company or any of its Subsidiaries in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses.

9.4.     PAYMENT OF TAXES AND CLAIMS.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

9.5.     CORPORATE EXISTENCE, ETC.

                  Subject to Section 10.2, the Company will and will cause each of its Restricted Subsidiaries to at all times preserve and keep in full force and effect its corporate existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any Governmental Authority or other agency or regulatory authority.

9.6.     KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                  The Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of accounts, in which complete entries will be made and which in the case of financial statements referred to in Section 7.1 will be prepared (except as otherwise expressly provided in this Agreement) in accordance with GAAP, consistently applied, reflecting all financial transactions of the Company and each of its Subsidiaries on a consolidated basis.

10.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.    TRANSACTIONS WITH AFFILIATES.

                  The Company will not and will not permit any Restricted Subsidiary to enter into or remain a party to, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service), whether or not in the ordinary course of business with any Affiliate of the Company or any of its Restricted Subsidiaries, except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.    MERGER, CONSOLIDATION, SALE OF ASSETS, TRANSFERS, ETC.

                  Notwithstanding any other provision of this Agreement, the Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease (a "Transfer") all or a Substantial Part of its assets in a single transaction or series of transactions to any Person or Persons except that:

                  (a) any Restricted Subsidiary may merge with the Company or with a Wholly-Owned Restricted Subsidiary (provided that the Company or such Wholly-Owned Restricted Subsidiary shall be the survivor of such merger);

                  (b) any Restricted Subsidiary may Transfer its assets to the Company or any Wholly-Owned Restricted Subsidiary, and NAC, Inc. and NAC Investment Company may Transfer assets to each other;

                  (c) the Company may consolidate or merge with another corporation or convey, transfer or lease all or a Substantial Part of its assets if the following conditions are satisfied (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all or a Substantial Part of the assets of the Company, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), (ii) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes, (iii) such corporation shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; (iv) immediately after giving effect to such transaction (including without limitation the events set forth in clauses (i) and (ii) above), no Default or Event of Default shall have occurred and be continuing; and (v) immediately after giving effect to such transaction, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by such sale all or substantially all of the assets of the Company as an entirety would be permitted to incur $1.00 of additional Debt pursuant to Section 10.5 hereof;

                  (d) the Company and any Restricted Subsidiary may convey, transfer or lease repossessed vehicles in the ordinary course of business;

                  (e) the Company and any Restricted Subsidiary may enter into Receivables Programs pursuant to Section 10.8; and

                  (f) the Company and any Restricted Subsidiary may Transfer assets of the Company and its Restricted Subsidiaries if all of the following conditions shall have been satisfied with respect thereto:
         (i) such Transfer does not involve a Substantial Part of the assets of the Company and its Restricted Subsidiaries, (ii) in the good faith opinion of the Company, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property Transferred, and is in the best interests of the Company, and

         (iii) immediately before and after giving effect to such Transfer no Default or Event of Default would exist.

                  No conveyance, transfer or lease of assets of the Company pursuant to this Section 10.2 shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

10.3.    LIENS.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 5.9;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or being actively contested in good faith by appropriate proceedings;

                  (c) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (d) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws and attorneys' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; PROVIDED, in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (e) minor Liens incidental to the conduct of the business of the Company or its Restricted Subsidiaries which are not incurred in connection with the borrowing of money or the obtaining of advances or credits, and which do not in the aggregate materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries or materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries;

                  (f) minor survey exceptions or minor encumbrances, easements, encroachments, covenants or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

                  (g) Liens securing Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                  (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Initial Closing, PROVIDED that

                           (i) any such Lien shall extend solely to the item or
                  items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                           (ii) the principal amount of Debt secured by any such
                  Lien shall at no time exceed an amount equal to 80% (or 100% in the case of Debt consisting of Capital Leases) of the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                           (iii) any such Liens shall be created
                  contemporaneously with, or within 365 days after, the acquisition or construction of such property;

                  (i) other Liens securing Debt not otherwise permitted by paragraphs (a) through (h) of this Section 10.3 (including, but not limited to, Liens created in connection with Receivables Programs), PROVIDED that the sum of all Debt secured by such Liens PLUS Debt of Restricted Subsidiaries and Subsidiaries of Restricted Subsidiaries permitted pursuant to

         Section 10.5(e) does not exceed an amount equal to 5% of Consolidated Total Assets as of the then most recently ended fiscal quarter of the Company.

10.4.    RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

                  (a) Limitation. The Company will not, and will not permit any of its Restricted Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                           (i) the sum of (x) aggregate amount of Restricted Payments of the Company and its Restricted Subsidiaries declared or made during the period commencing on February 1, 1997, and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive and (y) the amount of Restricted Investments of the Company and its Restricted Subsidiaries (with each Restricted Investment and Restricted Payment being valued immediately after the making of any such Restricted Investment or Restricted Payment) would not exceed the sum of

                                    (A) $2,000,000, plus

                                    (B) 50% of Consolidated Net Income for the
                  period commencing on February 1, 1997 and ending at the end of the most recently ended fiscal quarter of the Company (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is negative);

                           (ii) no Default or Event of Default exists or would exist after giving effect to such Restricted Payment or Restricted Investment; and

                           (iii) the Company would be permitted by the provisions of Section 10.5 hereof to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary of the Company.

                  (b) Time of Payment. The Company will not, nor will it permit any of its Restricted Subsidiaries to, authorize a Restricted Payment that is not payable within 60 days of authorization.

10.5.    FINANCIAL COVENANTS.

                  (a) CONSOLIDATED TANGIBLE NET WORTH. The Company will not, at any time, permit Consolidated Tangible Net Worth to be less than the sum of (I) $195,000,000, PLUS (II) an amount equal to 50% of its Consolidated Cumulative Net Income (if positive) for each completed fiscal quarter beginning with the fiscal quarter ended April 30, 1997 PLUS (III) 75% of the Net Cash Proceeds from the issuance or sale of any capital stock of the Company or any Subsidiary, PLUS (IV) 75% of the Net Cash Proceeds of any Subordinated Debt incurred by the Company or any Subsidiary at any time.

                  (b) LIMITATIONS ON CONSOLIDATED DEBT. The Company will not at any time permit the ratio of Consolidated Debt to Consolidated Total Capitalization to be greater than 0.45:1.00.

                  (c) LIMITATIONS ON SENIOR DEBT. The Company will not at any time permit the ratio of Senior Debt to Eligible Net Installment Receivables to exceed 0.42:1.00.

                  (d) CONSOLIDATED FIXED CHARGES COVERAGE RATIO. The Company will not, as of the end of any fiscal quarter, permit the ratio of (i) Net Income Available for Fixed Charges for the immediately preceding four fiscal quarter period to (ii) Fixed Charges for such immediately preceding four fiscal quarter period, to be less than 3.00:1.00.

                  (e) LIMITATIONS ON PRIORITY DEBT. The Company will not permit the aggregate Debt of all Restricted Subsidiaries and Subsidiaries of Restricted Subsidiaries plus the amount of Debt secured by Liens permitted under Section (j) of Section 10.3 to exceed at any time 5% of Consolidated Total Assets.

10.6.    SUBORDINATED DEBT.

                  The Company will not issue any Subordinated Debt unless the first principal payment or other required payment or prepayment of principal with respect to such Subordinated Debt is scheduled to occur after April 21, 2004.

10.7.    LINE OF BUSINESS.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any substantial change in the nature of its business from that engaged in on the date of this Agreement as described in the Memorandum, engage in any other businesses other than those in which it is engaged on the date of this Agreement as described in the Memorandum or make any Material change in the structure or terms of any dealer holdback program which would result in the subordination of any obligation of any Person under the Notes, this Agreement, the Other Agreements or any other Transaction Document to the obligations of any such dealer; provided, however, that this Section 10.7 shall not preclude the Company or any Restricted Subsidiary from engaging in additional related or ancillary businesses that are not likely to have a Material Adverse Effect, including, without limitation, activating a dormant insurance company for the purpose of providing credit insurance, automobile warranty programs and other programs or services related or incidental to the Company's automobile finance programs (provided such activation is not likely to have a Material Adverse Effect).

10.8.    RECEIVABLES PROGRAMS.

                  The Company will not, and will not permit its Subsidiaries to, enter into any transaction (such transaction being referred to herein as a "RECEIVABLES PROGRAM") involving (i) the sale or other financing by the Company or any of its Subsidiaries of installment notes receivable or other evidences of indebtedness arising in the ordinary course of business of the Company or any of its Subsidiaries or (ii) the incurrence by the Company or any of its Subsidiaries of Non-Recourse Indebtedness secured by Liens on installment notes receivable or other evidences of indebtedness arising in the ordinary course of business of the Company or any of its Subsidiaries (in each case, whether or not such installment notes receivable or evidences of indebtedness is required to be included on the balance sheet of the Company or such Subsidiary in accordance with GAAP); provided that in any twelve month period, the Company and its Subsidiaries may enter into Receivables Programs if the aggregate of net book value of all installment notes receivable and other evidences of indebtedness to be sold or financed in connection with all Receivables Programs in such twelve month period does not exceed 10% of Consolidated Total Capitalization as of the last day of the Company's most recently ended fiscal year; provided that, in performing such calculation, the value of any subordinate or retained interest or similar interest retained by the Company shall not be "netted" with the net book value of the assets subject to such Receivables Program. "Non-Recourse Indebtedness" means, as applied to any Receivables Program, Debt under the terms of which no personal recourse may be had against the Company or any of its Subsidiaries for the payment of the principal of or interest or premium on such Debt solely as a result of a default by one or more account debtors in the payment of any accounts receivable included in such Receivables Program.

10.9.    GUARANTY BY SUBSIDIARIES.

                  The Company will not permit any Subsidiary to become obligated under any Guaranty of the Company's obligations under the Bank Credit Agreement unless such Subsidiary has guaranteed or concurrently guarantees the Company's obligations under this Agreement and the Notes on the same terms.

10.10 NEGATIVE PLEDGE LIMITATION.The Company will not and will not permit any Restricted Subsidiary to enter into any agreement with any Person, other than the holders of the Notes pursuant to this Agreement and the Lenders (as defined in the Bank Credit Agreement) in connection with the Bank Credit Agreement, which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

10.11. PAYMENT AMD MODIFICATIONS OF DEBT. The Company will not and will not permit any Subsidiary to make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries' Debt (other than debt under the Bank Credit Agreement) or amend or modify, or consent or agree to any amendment or modification of, the Bank Credit Agreement or any other instrument or agreement under which any of its debt under the Bank Credit Agreement is issued or created or otherwise related thereto, or enter into any agreement or arrangement providing for any defeasance of any kind of any of its Debt (other than debt under the Bank Credit Agreement).

10.12 ADDITIONAL COVENANTS. If at any time the Company shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Debt which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the holders of the Notes. Thereupon, if the Required Holders shall request, upon notice to the Company, the holders of the Notes shall enter into an amendment to this Agreement or an additional agreement (as the Required Holders may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Required Holders. In addition to the foregoing, any covenants, terms, conditions or defaults in the Bank Credit Agreement and/or the Loan Documents (as defined therein) not substantially provided for in this Agreement or more favorable to the Lenders (as defined in the Bank Credit Agreement) are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

11.      EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment (whether such prepayment is required or voluntary) or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d) or 10; or

                  (d) the Company, NAC, Inc., NAC Investment Company or any other Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein or the Other Agreements (other than those referred to in paragraphs (a), (b) and (c) of this Section 11), any Subsidiary Guaranty or any other Transaction Document and such default is not remedied within 30 days after the earlier of (I) a Responsible Officer obtaining actual knowledge of such default and (II) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11) (or such shorter period of time as may be specified in the relevant Subsidiary Guaranty); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company, NAC, Inc., NAC Investment Company or any other Subsidiary Guarantor in this Agreement, the Other Agreements, any Subsidiary Guaranty, any other Transaction Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (I) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt which, individually or together with other such Debt as to which any such default exists, has an aggregate principal amount of at least $500,000 beyond any period of grace provided with respect thereto, or
         (II) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt which, individually or together with other such Debt as to which any such default exists, has an aggregate principal amount of at least $500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (III) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (X) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000, or (Y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt or (Z) the holders of such Debt (or a trustee on behalf of such holders) have the right to elect a majority of the board of directors of the Company; or

                  (g) the Company or any Restricted Subsidiary (I) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (II) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (III) makes an assignment for the benefit of its creditors, (IV) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (V) is adjudicated as insolvent or to be liquidated, or (VI) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) One or more judgments or orders for the payment of money in an aggregate amount of $1,000,000 or more (which $1,000,000 amount may not be deemed a material amount) shall be rendered against the Company or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Other Agreements, the Notes or any Subsidiary Guaranty, and either
         (i) such judgment or order shall have remained unsatisfied and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (j) if (I) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (II) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (III) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000, (IV) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (V) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (VI) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) Any event of default described in any Subsidiary Guaranty shall have occurred and be continuing, or any material provision of any Subsidiary Guaranty shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Subsidiary Guaranty shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the holders of the Notes the benefits purported to be created thereby.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (X) all accrued and unpaid interest thereon and (Y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66_% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (A) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (B) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (C) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of any Note, such Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.    REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          14.      PAYMENTS ON NOTES.

          14.1.    PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in the State of Ohio at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

          14.2.    HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by no later than 1:00 p.m. New York City time on the date specified for payment by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15. EXPENSES, ETC.

15.1. TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees and expenses of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (A) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (B) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2. SURVIVAL.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1. REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (A) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (B) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (I) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (II) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (III) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. SOLICITATION OF HOLDERS OF NOTES.

          (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

           (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                    (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                    (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                    (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (A) consents, waivers and modifications that may hereafter be executed, (B) documents received by you at the Initial Closing, the Second Closing or the Third Closing (except the Notes themselves), and (C) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (A) was publicly known or otherwise known to you prior to the time of such disclosure, (B) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (C) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (D) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (I) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (II) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (III) any other holder of any Note, (IV) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (V) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(VI) any federal or state regulatory authority having jurisdiction over you,
(VII) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (VIII) any other Person to which such delivery or disclosure may be necessary or appropriate (W) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (Y) in connection with any litigation to which you are a party or (Z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

22.1. SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3. SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4. CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5. COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6. GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            NATIONAL AUTO CREDIT, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                 ------------------------------


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                 ------------------------------
                                      S-1

The foregoing is hereby
agreed to as of the
date thereof.

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                    By CIGNA Investments, Inc.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    CONNECTICUT GENERAL LIFE
                                    INSURANCE COMPANY
                                    on behalf of one or more separate accounts
                                    By CIGNA Investments, Inc.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    ALLSTATE LIFE INSURANCE COMPANY

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    NEW YORK LIFE INSURANCE COMPANY


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    NEW YORK LIFE INSURANCE AND ANNUITY
                                    CORPORATION
                                    BY NEW YORK LIFE INSURANCE COMPANY

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                                                      SCHEDULE A
                                                                      ----------


                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount      Principal Amount     Principal Amount
                                                   of Notes to be        of Notes to be       of Notes to be
                                               Purchased on INITIAL       Purchased on         Purchased on
        Name and Address of Purchaser                  Closing           Second Closing       Third Closing
        -----------------------------                  -------           --------------       -------------
[NAME OF PURCHASER]                            $                        $                    $

(1)       All payments by wire transfer of
                immediately available
                funds to:




                with sufficient
                information to identify
                the source and application
                of such funds.

(2)       All notices of payments and
                confirmations of such wire
                transfers:

(3)       All other communications:

                                       1
                                   Schedule A

                                                                      SCHEDULE A
                                                                      ----------

                       INFORMATION RELATING TO PURCHASERS

                                                                                               Principal Amount of
Name and Address of Purchaser                                                                 Notes to be Purchased
-----------------------------                                                                 ---------------------
PRINCIPAL MUTUAL LIFE INSURANCE COMPANY                                                           $5,000,000

  (1)     All payments by wire trans-
                  fer of immediately available
                  funds to:

                  Norwest Bank Iowa, N.A.
                  666 Walnut Street
                  Des Moines, Iowa  50309
                  ABA No. 073000228
                  Account No. 014752
                  Reference OBI: PFGSE(S) B 1-B-61017 ( ) Principal $_____ Interest $___

                  with sufficient information
                  to identify the source and
                  application of such funds.

  (2)     All notices of payments and
                  written confirmations of such
                  wire transfers:

                  Principal Mutual Life Insurance Company
                  711 High Street
                  Des Moines, Iowa  50392-0960
                  Attn: Investment - Accounting & Treasury

  (3)     All other communications:

                  Principal Mutual Life Insurance Company
                  711 High Street
                  Des Moines, Iowa  50392-0800
                  Attn: Investment Securities


                                   Schedule A

                                                                      SCHEDULE B
                                                                      ----------

                                  DEFINED TERMS
                                  -------------

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of such first Person or any Subsidiary of such first Person or any corporation of which such first Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. Each director or officer of any Person shall be deemed to be an Affiliate of such Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "BANK CREDIT AGREEMENT" means (i) that certain Long-Term Credit Agreement, dated as of April 21, 1997, by and among the Company, the lenders set forth on the signature pages thereto and the First National Bank of Chicago, as administrative agent for such lenders and Morgan Guaranty Trust Company of New York, as documentation agent for such lenders, as amended from time to time or replacements or substitutions therefor and/or (ii) that certain Short-Term Credit Agreement, dated as of April 21, 1997, by and among the Company, the lenders set forth on the signature pages thereto and the First National Bank of Chicago, as administrative agent for such lenders and Morgan Guaranty Trust Company of New York, as documentation agent for such lenders, as amended from time to time or replacements or substitutions therefor

                  "BUSINESS DAY" means (A) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (B) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Cleveland, Ohio are required or authorized to be closed.

                  "CAPITAL LEASE" means a lease (of real or personal property) with respect to which the lessee is or should be required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CHANGE IN CONTROL" has the meaning set forth in
Section 8.1(b)

                                   Schedule B

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means National Auto Credit, Inc., a Delaware corporation.

                  "CONFIDENTIAL INFORMATION"  is defined in Section 20.

                  "CONSOLIDATED CUMULATIVE NET INCOME" means, as of any date, the net income of the Company and its Restricted Subsidiaries (after deduction for income and other taxes of the Company and its Restricted Subsidiaries, or its shareholders in the case of a corporation that has elected to be taxed as a subchapter S Corporation under the Code, determined by reference to income or profits of such Person) for the period commencing on February 1, 1997 through the end of the most recently completed fiscal quarter of the Company (but without reduction for any net loss incurred for any fiscal quarter during such period), taken as one accounting period, all as determined in accordance with GAAP.

                  "CONSOLIDATED DEBT" means Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                           (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition;

                           (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions;

                           (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                                   Schedule B

                           (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

                           (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities);

                           (f) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets);

                           (g) any net gain from the collection of the proceeds of life insurance policies;

                           (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Restricted Subsidiary;

                           (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof;

                           (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary;

                           (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

                           (l) any portion of such net income that cannot be freely converted into United States Dollars.

                  "CONSOLIDATED TANGIBLE NET WORTH" means Tangible Net Worth of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

                                   Schedule B

                  "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Tangible Net Worth and Consolidated Debt.

                  "CONTINGENT LIABILITIES" of any Person shall mean, as of any date, all obligations of such Person or of others for which such Person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including, without limitation, all reimbursement obligations of such Person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services form, any other Person in order to maintain the financial condition of such other Person.

                  "CONTROLLED GROUP" means a Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer generally under Section 414(b) or 414(c) of the Code.

                  "DEBT" of any Person means, as of any date, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, (d) the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such Person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such Person in respect of Unfunded Benefit Liabilities under any plan of such Person or of any member of a Controlled Group of which such Person is a member, (g) all obligations of such Person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such Person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including, without limitation, all reimbursement obligations of such Person in respect of letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

                                   Schedule B

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is the greater of (I) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (II) 2% over the rate of interest publicly announced by The Chase Manhattan Bank, N.A. in New York City, New York as its "base" or "prime" rate.

                  "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

                           (m) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                           (n) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

                  "ELIGIBLE NET INSTALLMENT RECEIVABLES" means, the net amount of installment notes receivable of the Company and its Restricted Subsidiaries as shown on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP less (a) the amount of installment notes receivable more than 120 days past due on a contractual basis, (b) the amount of installment notes receivable as to which foreclosure proceedings have been commenced with respect to collateral, (c) the amount of installment notes receivable as to which the collateral is subject to repossession or resale, (d) the amount of installment notes receivable which have been placed on non-accrual, (e) the amount of installment notes receivable included in or subject to any Receivables Program and (f) the amount of installment notes receivable otherwise reasonably deemed ineligible by the Required Holders, net of unearned income in the case of each of (a), (b), (c),
(d), (e) and (f).

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                                   Schedule B

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or a Restricted Subsidiary under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

                  "FIXED CHARGES" means, with respect to any period, the sum of
(a) Interest Charges for such period and (b) Lease Rentals for such period. For purposes of this definition, "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Leases) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period. For purposes of this definition, "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or
(ii) if the related lease was not in effect during such preceding 12 month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

                  "FRANKINO TRUST" means the Sam J. Frankino Trust so long as Sam J. Frankino, Robert J. Bronchetti or Connie Frankino (or two or more of them acting together) have sole voting power over all voting rights with respect to shares of stock or other ownership interest of the Frankino Trust in the Company and its Affiliates.

                                   Schedule B

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY"  means

                           (o)  the government of

                                (i) the United States of America or any State or other political subdivision thereof, or

                                (ii) any  jurisdiction in which the Company or
                  any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                           (p) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                           (q) to purchase such indebtedness or obligation or any property constituting security therefor;


                           (r) to advance or supply funds (I) for the purchase or payment of such indebtedness or obligation, or (II) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                           (s) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                           (t)   otherwise to assure the owner of such
                  indebtedness or obligation  against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                                   Schedule B

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INITIAL CLOSING" is defined in Section 3.1.

                  "INSTITUTIONAL INVESTOR" means (A) any original purchaser of a Note, (B) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (C) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(A) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (B) the ability of the Company and its Restricted Subsidiaries to perform their respective obligations under this Agreement, the other Transaction Documents and the Notes, or (C) the validity or enforceability of this Agreement, the other Transaction Documents or the Notes.

                                   Schedule B

                  "MEMORANDUM" is defined in Section 5.3.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NET CASH PROCEEDS" means without duplication in connection with any issuance or sale of any equities, securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                  "NET INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges during such period and (b) taxes imposed on or measured by income or excess profits of the Company and its Restricted Subsidiaries during such period.

                  "NET WORTH" means, at any time, with respect to any Person,
(i) the total assets of such Person which would be shown as assets on the balance sheet of such Person as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests and mandatory redeemable shares, if any, in the stock and surplus of Subsidiaries of such Person MINUS (ii) the total liabilities of such Person which would be shown as liabilities on a balance sheet of such Person as of such time prepared in accordance with GAAP.

                  "NOTES" is defined in Section 1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OTHER AGREEMENTS" is defined in Section 2.

                  "OTHER PURCHASERS" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company

                                   Schedule B
or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PUBLIC UTILITY HOLDING COMPANY ACT" means the Public Utility Holding Company Act of 1935, as amended.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "RECEIVABLES PROGRAM" is defined in Section 10.8.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

                  "RESTRICTED INVESTMENTS" means all Investments except the following:

                    (u) property to be used in the ordinary course of business of the Company and its Subsidiaries;

                    (v) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                    (w) Investments in one or more Restricted Subsidiaries or any Person that concurrently with such Investment becomes a Restricted Subsidiary;

                    (x) Investments existing on the date of the Initial Closing and disclosed in Schedule B-1;

                    (y) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof,

                                   Schedule B

                    (z) Investments in certificates of deposit or Eurodollar certificates of deposit (other than Eurodollar certificates of deposit issued in Italy or France) or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof,

                    (aa) Investments in commercial paper issued by a corporation organized under the laws of the United States of America or any State thereof rated A-1 by S&P or P-1 by Moody's and maturing not more than 270 days from the date of creation thereof; and

                    (bb) Investments in Repurchase Agreements.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

                    (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                    (y) either

                        (i) in the case of any Guaranty of the obligation
                    of any Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                        (ii) in the case of any other Restricted  Investment,
                    the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

As used in this definition of "Restricted Investments":

                  "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000 (or $1,000,000,000 in the case of an Acceptable Bank issuing a Eurodollar certificate of deposit), and
          (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

                  "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term

                                   Schedule B
                  unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Repurchase Agreement" means any written agreement

                 (cc) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 30 days after such transfer of funds,

               (dd) in respect of which the Company or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                (ee) in connection with which the Company or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                "RESTRICTED PAYMENTS" means

                (ff) any Distribution in respect of the Company or any Restricted Subsidiary of the Company (other than on account of capital stock or other equity interests of a Restricted Subsidiary of the Company owned legally and beneficially by the Company or another Restricted Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and


               (gg) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Restricted Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

                                   Schedule B

For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company or of any of the Wholly-Owned Restricted Subsidiaries which is not designated as an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary a Restricted Subsidiary; PROVIDED that no such designation of an Unrestricted Subsidiary shall be effective unless immediately after such event (I) such Subsidiary could incur an additional $1.00 of Debt under Section 10.5(e), (II) there shall exist no condition or event which would constitute a Default or an Event of Default and (III) the Company shall have provided written notice of such designation to each holder of a Note; PROVIDED, FURTHER, that no Unrestricted Subsidiary which was previously a Restricted Subsidiary may be designated a Restricted Subsidiary. Each Subsidiary of the Company that is (x) a Subsidiary of the Company on the date of the Initial Closing, the Second Closing or the Third Closing, (y) a Wholly-Owned Subsidiary or (z) a Subsidiary Guarantor is a Restricted Subsidiary.

                  "RULE 10b-5" means Rule 10b-5 of the Securities Act of 1934.

                  "SECOND CLOSING" is defined in Section 3.2.

                  "SECURITY" has the meaning given such term in Section (2)1 of the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR DEBT" means the Notes and all other Debt of the Company other than Subordinated Debt.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SUBORDINATED DEBT" means all Debt of the Company the payment of which is subordinated to the payment of the Notes and any and all payments in respect of this Agreement and the other Transaction Documents to the written satisfaction of the Required Holders.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its

                                   Schedule B

Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SUBSIDIARY GUARANTOR" means NAC, Inc., NAC Investment Company and each Subsidiary of the Company that guarantees the Company's obligations under this Agreement and the Notes pursuant to Section 10.9.

                  "SUBSIDIARY GUARANTY" means the guaranty of NAC, Inc. and NAC Investment Company in substantially the form of Exhibit 4.1(k) attached hereto and each other Guaranty entered into by a Subsidiary of the Company pursuant to
Section 10.9.

                  "SUBSTANTIAL PART" means, with respect to sales of assets in the aggregate during any twelve month period, assets of the Company and/or its Restricted Subsidiaries having a net book value equal to or in excess of 5% of Consolidated Total Capitalization as of the last day of the Company's most recently ended fiscal year.

                  "TANGIBLE NET WORTH" means, at any time, with respect to any Person, (a) the Net Worth of such Person MINUS (b) the net book amount of all items of the following character which are included in the assets of such
Person: (i) goodwill, including, without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) franchises, licenses and permits, and (vi) other assets which are deemed intangible assets under GAAP.

                  "THIRD CLOSING" is defined in Section 3.3

                  "TRANSACTION DOCUMENTS" means this Agreement, the Other Agreements, each Subsidiary Guaranty, any other guaranty of a Subsidiary Guarantor, the Notes and each other document, instrument or other writing entered into or delivered in connection with the transactions contemplated herein and therein.

                  "TRANSFER" is defined in Section 10.2.

                  "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

                  "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation fully guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee

                                   Schedule B
shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.


                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary which has been designated by the Board of Directors of the Company as an Unrestricted Subsidiary of the Company, PROVIDED that (I) no such designation of a Subsidiary shall be effective unless immediately after such designation there shall exist no condition or event which would constitute a Default or an Event of Default,
(II) such Subsidiary shall not own any stock, other equity interest or Debt of the Company or any of the Restricted Subsidiaries, (III) no Subsidiary of the Company that was Subsidiary of the Company on the date of the Initial Closing, the Second Closing or the Third Closing may be designated an Unrestricted Subsidiary, (IV) no Subsidiary Guarantor shall be an Unrestricted Subsidiary,
(v) no Wholly-Owned Subsidiary may be designated an Unrestricted Subsidiary,
(VI) no such designation shall be effective unless the Company shall have provided written notice of such designation to each holder of a Note and (VII) no Restricted Subsidiary which was previously an Unrestricted Subsidiary may be designated an Unrestricted Subsidiary.

                  "VOTING STOCK" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                  "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                   Schedule B

                                                                       EXHIBIT 1

                                 [FORM OF NOTE]

                           NATIONAL AUTO CREDIT, INC.

                      7.66% SENIOR NOTE DUE APRIL 21, 2004

No. [_____]                                                             [Date]
$[_______]                                                       PPN 632900A*7

                  FOR VALUE RECEIVED, the undersigned, NATIONAL AUTO CREDIT, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________ ], or registered assigns, the principal sum of [__________] DOLLARS on April 21, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (A) on the unpaid balance thereof at the rate of 7.66% per annum from the date hereof, payable semiannually, on the 21st day of April and October in each year, commencing with the April 21 or October 21 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (B) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (I) 9.66% or (II) 2% over the rate of interest publicly announced by Chase Manhattan Bank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

                  Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of Ohio at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                  This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of April 21, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (I) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (II) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

                  This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly

                                   Exhibit 1-1
authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                              NATIONAL AUTO CREDIT, INC.

                                              By
                                                -------------------------------
                                                [Title]

                                   Exhibit 1-2

                                 EXHIBIT 4.1(k)
                           FORM OF SUBSIDIARY GUARANTY

                                    GUARANTY


                 This GUARANTY is entered into as of April [__], 1997, by THE UNDERSIGNED (each a "GUARANTOR" and collectively, "GUARANTORS") in favor of and for the benefit of each holder of a Note issued pursuant to the Note Purchase Agreement (as hereinafter defined) (each a" GUARANTIED PARTY").


                                    RECITALS

                 A. National Auto Credit, Inc. a Delaware corporation ("COMPANY"), has entered into those certain Note Purchase Agreements dated as of April [__], 1997 with the Guarantied Parties (said Note Purchase Agreements, as they may hereafter be amended, supplemented or otherwise modified from time to time, being the "NOTE PURCHASE AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                 B. A portion of the proceeds of the sale of the Notes may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                 C. It is a condition precedent to the purchase of the Notes under the Note Purchase Agreement that Company's obligations thereunder be guarantied by Guarantors.

                 D. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

                 NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Guarantied Parties to enter into the Note Purchase Agreement and to purchase the Notes thereunder, Guarantors hereby agree as follows:

SECTION 1.  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

                 "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

                 "GUARANTY" means this Guaranty dated as of April [__], 1997, as it may be amended, supplemented or otherwise modified from time to time.

                 "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations, including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of the Guarantied Parties as required under the Transaction Documents.

         1.2 INTERPRETATION.

                 (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles.

                 (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Note Purchase Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2.  THE GUARANTY

         2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

                 (a) any and all obligations of Company in respect of the Notes, any Make-Whole Amount and any other notes, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Notes, the Note Purchase Agreement and the other Transaction Documents, including those arising under successive borrowing transactions under the Note Purchase Agreement which shall either continue such obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

                 (b) those expenses set forth in subsection 2.8 hereof.

         2.2 LIMITATION ON AMOUNT GUARANTIED; CONTRIBUTION BY GUARANTORS. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Debt which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value

(as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b))

         (b) Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, MULTIPLIED BY (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with subsection 2.2(a) PROVIDED that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection 2.2(b)) MINUS (ii) the aggregate amount of all payments received on or before such date by such Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

         2.3 PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, ratably to the Guarantied Parties, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to the Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time:

                 FIRST, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to the agents and counsels of the Guarantied Parties, and all expenses, liabilities and advances made or incurred by Guarantied Parties in connection therewith; and

                 SECOND, to the payment of all other Guarantied Obligations.

         2.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                 (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                 (b) The Guarantied Parties may enforce this Guaranty upon the occurrence of an Event of Default under the Note Purchase Agreement notwithstanding the existence of any dispute between Company and any Guarantied Party with respect to the existence of such Event of Default.

                 (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Transaction Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Transaction Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

                 (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

                 (e) Any Guarantied Party upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Guarantied Party in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Guarantied Party may have against any such security, in each case as such Guarantied Party in its discretion may determine consistent with the Notes and the Note Purchase Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and
         (vi) exercise any other rights available to it under the Transaction Documents.

                 (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Notes, the Note Purchase Agreement, any of the other Transaction

         Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Note Purchase Agreement or such Transaction Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Guarantied Party might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Guarantied Party's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Guarantied Party in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

         2.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of the Guarantied Parties:

                 (a) any right to require any Guarantied Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor (including any other Guarantor) or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guarantied Party in favor of Company or any other

         Person, or (iv) pursue any other remedy in the power of any Guarantied Party whatsoever;

                 (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

                 (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                 (d) any defense based upon any Guarantied Party's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

                 (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Guarantied Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                 (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

                 (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                 2.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Guarantied Party now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guarantied Party. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution under subsection 2.2). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Guarantied Party may have against Company, to all right, title and interest any Guarantied Party may have in any such collateral or security, and to any right any Guarantied Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Guarantied Parties and shall forthwith be paid over to the Guarantied Parties to be applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

         2.7 SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Guarantied Parties and shall forthwith be paid over to the Guarantied Parties to be applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

         2.8 EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Guarantied Parties harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Guarantied Party in connection with the enforcement of or preservation of any rights under this Guaranty.

         2.9 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full. Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

         2.10 AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Guarantied Party to inquire into the capacity or powers of any Guarantor or Company or any agents acting or purporting to act on behalf of any of them.

         2.11 FINANCIAL CONDITION OF COMPANY. Any Notes may be issued by Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation. No Guarantied Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guarantied Party to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Guarantied Party .

         2.12 RIGHTS CUMULATIVE. The rights, powers and remedies given to the Guarantied Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Guarantied Parties by virtue of any statute or rule of law or in any of the other Transaction Documents or any agreement between any Guarantor and any Guarantied Party or the Guarantied Parties or between Company and any Guarantied Party or the Guarantied Parties. Any forbearance or failure to exercise, and any delay by any Guarantied Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         2.13 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY. (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Guarantied Parties in accordance with the terms of the Note Purchase Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                 (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and the Guarantied Parties that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Guarantied Parties, or allow the claims of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

                 (c) In the event that all or any portion of the Guarantied Obligations are paid by Company or by any other guarantor, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Guarantied Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

         2.14 NOTICE OF EVENTS. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give each Guarantied Party written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of any Guarantor or Company or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Notes, the Note Purchase Agreement, any other Transaction Document or any other document delivered pursuant hereto or thereto.

         2.15 SET OFF. In addition to any other rights any Guarantied Party may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Guarantied Party under this Guaranty, such Guarantied Party is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Guarantied Party owing to such Guarantor and any other property of such Guarantor held by any Guarantied Party to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Guarantied Party under this Guaranty.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce the Guarantied Parties to accept this Guaranty and to purchase the Notes and enter into the Note Purchase Agreement, each Guarantor hereby represents and warrants to the Guarantied Parties that the following statements are true and correct:

         3.1 CORPORATE EXISTENCE. Such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of such Guarantor.

         3.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Such Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of such Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered by such Guarantor hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

         3.3 NO LEGAL BAR TO THIS GUARANTY. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the sale of the Notes under the Note Purchase Agreement, will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 4.  AFFIRMATIVE COVENANTS

             Each Guarantor covenants and agrees that, unless and until all of the Guarantied Obligations shall have been indefeasibly paid in full, unless Required Holders shall otherwise consent in writing:

         4.1 CORPORATE EXISTENCE, ETC. Such Guarantor shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

         4.2 COMPLIANCE WITH LAWS, ETC. Such Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon.

         4.3 BOOKS AND RECORDS. Such Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with generally accepted accounting principles and shall permit any Guarantied Party employees and authorized agents, to the extent such Guarantied Party in good faith deems necessary for the proper administration of this Guaranty, to examine, copy and make excerpts from the books and records of such Guarantor and its Subsidiaries, to discuss the affairs, finances and accounts of such Guarantor and its Subsidiaries with such Guarantor's officers and its independent public accountants (and by this provision such Guarantor authorizes said accountants to discuss the affairs, finances and accounts of such Guarantor and its Subsidiaries) and to inspect the properties of such Guarantor and its Subsidiaries, both real and personal, at such reasonable times as such Guarantied Party may request.

SECTION 5.  MISCELLANEOUS

         5.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Transaction Documents.

         5.2 NOTICES. Any communications between any Guarantied Party and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Note Purchase Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon any Guarantied Party or any Guarantor shall not be effective until received.

         5.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of the Required Holders and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought; provided that no termination or release of this Guaranty shall in any event be effective without the written concurrence of the Guarantied Parties. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         5.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

         5.6 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND THE GUARANTIED PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         5.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of the Guarantied Parties and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Guarantied Parties. Any Guarantied Party may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Note, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Guarantied Party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         5.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                 (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                 (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 5.2;

                 (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                 (V) AGREES THAT THE GUARANTIED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                 (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 5.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

         5.9 WAIVER OF TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH GUARANTIED PARTY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Guarantied Party, each (i) acknowledges that this waiver is a material inducement for such Guarantor and the Guarantied Parties to enter into a business relationship, that such Guarantor and the Guarantied Parties have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 5.9 AND EXECUTED BY THE GUARANTIED PARTIES AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

         5.10 NO OTHER WRITING. This writing is intended by Guarantors and the Guarantied Parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

         5.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of the Required Holders, Guarantors shall execute and deliver such further documents and do such other acts and things as the Required Holders may reasonably request in order to effect fully the purposes of this Guaranty.

         5.12 ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be the Subsidiary of Company that is a signatory hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to the Company and the Guarantied Parties notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Required Holders not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

         5.13 COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Company and the Guarantied Parties of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, each undersigned Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                             NAC, INC.

                             By
                                --------------------------------

                             Title
                                   -----------------------------

                             By
                                --------------------------------

                             Title
                                   -----------------------------



                             NAC INVESTMENT COMPANY

                             By
                                --------------------------------

                             Title
                                   -----------------------------

                 IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 199_.

                                       --------------------------------------
                                             (Name of Additional Guarantor)

                                       By
                                          -----------------------------------
                                       Title
                                             --------------------------------

                                                               EXHIBIT 4.1(d)(i)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                            Matters To Be Covered In
                    Opinion of Special Counsel To the Company
                    -----------------------------------------

                  1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of its incorporation and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                  2. Each Subsidiary has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

                  3. The Company has the corporate power to execute and deliver the Note Purchase Agreements, to issue and sell the Notes and to perform its obligations set forth in each of the Note Purchase Agreements and the Notes.

                  4. The execution, delivery and performance of each of the Note Purchase Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and each of the Note Purchase Agreements and the Notes has been duly executed and delivered by the Company.

                  5. The Note Purchase Agreements and the Notes constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  6. The Company's execution and delivery of, and performance of its obligations under the Note Purchase Agreements and the Notes do not and will not (i) violate the Company's Certificate of Incorporation or Bylaws, (ii) violate, breach or result in a default under any existing obligation of or restriction on the Company

                              Exhibit 4.1(d)(i) - 1
under any other agreement, instrument or indenture, (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any Ohio or federal court or governmental authority binding on the Company, or (iv) violate any Ohio, New York or federal statute or any provision of the Delaware General Corporation Law.

                  7. Each of NAC, Inc. and NAC Investment Company has the corporate power to execute and deliver the Subsidiary Guaranty and to perform its obligations set forth therein.

                  8. The execution, delivery and performance of the Subsidiary Guaranty have been duly authorized by all necessary corporate action on the part of NAC, Inc., and NAC Investment Company and the Subsidiary Guaranty has been duly executed and delivered by NAC, Inc. and NAC Investment Company.

                  9. The Subsidiary Guaranty constitutes the legally valid and binding obligation of each of NAC, Inc. and NAC Investment Company, enforceable against each of NAC, Inc. and NAC Investment Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  10. NAC, Inc.'s and NAC Investment Company's execution and delivery of, and performance of its respective obligations under the Subsidiary Guaranty do not and will not (i) violate NAC Inc.'s or NAC Investment Company's Certificate of Incorporation or Bylaws, (ii) violate, breach or result in a default under any existing obligation of or restriction on NAC, Inc. or NAC Investment Company under any other agreement, instrument or indenture, (iii) breach or otherwise violate any existing obligation of or restriction on NAC, Inc. or NAC Investment Company under any order, judgment or decree of any state or federal court or governmental authority binding on NAC, Inc., or NAC Investment Company or (iv) violate any state or federal statute or any provision of the Delaware General Corporation Law or the Business Associations Law of Nevada.

                  11. No order, consent, permit or approval of any state or federal governmental authority is required on the part of the Company to issue and sell the Notes or for the execution and delivery of, and performance of its obligations under, the Note Purchase Agreements.

                  12. No order, consent, permit or approval of any state or federal governmental authority is required on the part of either of NAC, Inc. or NAC Investment Company for the execution and delivery of, and performance of its respective obligations under, the Subsidiary Guaranty.

                  13. There is no action, suit or proceeding pending against or threatened against or affecting the Company or any Subsidiary before any court, governmental or regulatory authority or arbitrator, which if adversely determined would question, either individually or collectively, the


                              Exhibit 4.1(d)(i) - 2
validity of the Note Purchase Agreements, or the Notes, or the Subsidiary Guaranty or any of the transactions contemplated thereby.

                  14. Assuming the accuracy of (i) the Company's representations in the first sentence of Section 5.13 of the Note Purchase Agreements and (ii) your representations in Section 6.1 of the Note Purchase Agreements, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

                  15. Neither the extension of credit nor the use of proceeds provided in the Note Purchase Agreements will violate Regulations G, T or X of the Board of Governors of the Federal Reserve System.

                  16. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                                              EXHIBIT 4.1(d)(ii)

                               FORM OF OPINION OF
                        SPECIAL COUNSEL TO THE PURCHASERS
                        ---------------------------------

                  1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

                  2. The Company has the corporate power to execute and deliver the Note Purchase Agreements, to issue and sell the Notes and to perform its obligations set forth in each of the Note Purchase Agreements and the Notes.

                  3. NAC, Inc. has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. NAC Investment Company has been duly incorporated and is validly existing in good standing under the laws of the State of Nevada.

                  4. Each of NAC, Inc. and NAC Investment Company has the corporate power to execute and deliver the Subsidiary Guaranty and to perform its respective obligations set forth therein.

                  5. The execution, delivery and performance of each of the Note Purchase Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and each of the Note Purchase Agreements and the Notes has been duly executed and delivered by the Company.

                  6. The Note Purchase Agreements and the Notes constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  7. The execution, delivery and performance of the Subsidiary Guaranty have been duly authorized by all necessary corporate action on the part of the NAC, Inc. and NAC Investment Company and the Subsidiary Guaranty has been duly executed and delivered by each of NAC, Inc. and NAC Investment Company.

                  8. The Subsidiary Guaranty constitutes the legally valid and binding obligation of each of NAC, Inc. and NAC Investment Company, enforceable against each of NAC, Inc. and NAC Investment Company in accordance with its terms, except as may be limited by bankruptcy,


                             Exhibit 4.1(d)(ii) - 1
insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  9. Assuming the accuracy of (i) the Company's representations in the first sentence of Section 5.13 of the Note Purchase Agreements and (ii) your representations in Section 6.1 of the Note Purchase Agreements, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

                  10. Neither the extension of credit nor the use of proceeds provided in the Note Purchase Agreements will violate Regulations G, T or X of the Board of Governors of the Federal Reserve System.

                  11. The opinion of David R. Posteraro, counsel for the Company, is satisfactory in scope and form to us, and we believe you are justified in relying on such opinion.

                             Exhibit 4.1(d)(ii) - 2

                           NATIONAL AUTO CREDIT, INC.

                             Secretary's Certificate
                             -----------------------

                  I, _____________, Secretary of National Auto Credit, Inc., a Delaware corporation (the "Corporation"), do hereby certify that:

          1. Attached hereto as Exhibit "A" is a true and correct copy of the Certificate of Incorporation of the Corporation, and that such Certificate of Incorporation is in full force and effect as of the date hereof;

          2. Attached hereto as Exhibit "B" is a true and correct copy of the Bylaws of the Corporation as in effect an the date hereof;

          3. Attached hereto as Exhibit "C" is a true and complete copy of a resolution adopted by the Board of Directors of the Corporation on ____________, 1997, and that such resolution has not been rescinded or otherwise modified and is in full force and effect on the date hereof; and

          4. The persons named below are duly elected and qualified of officers of the Corporation as of the date hereof, holding the office(s) set forth below opposite their respective names, and that the signatures set forth below opposite their respective names are the genuine signatures of such persons or genuine facsimiles thereof:

         Name                       Title                     Signature
         ----                       -----                     ---------


                                                              --------------

                                                              --------------

                                                              --------------


IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of April, 1997.

                                                  -----------------------------
                                                  [Insert Name]
                                                  Secretary

                                    NAC, INC.

                             Secretary's Certificate
                             -----------------------

                  I, _____________, Secretary of NAC, Inc., a Delaware corporation (the "Corporation"), do hereby certify that:

          1. Attached hereto as Exhibit "A" is a true and correct copy of the Certificate of Incorporation of the Corporation, and that such Certificate of Incorporation is in full force and effect as of the date hereof;

          2. Attached hereto as Exhibit "B" is a true and correct copy of the Bylaws of the Corporation as in effect an the date hereof;

          3. Attached hereto as Exhibit "C" is a true and complete copy of a resolution adopted by the Board of Directors of the Corporation on ____________, 1997, and that such resolution has not been rescinded or otherwise modified and is in full force and effect on the date hereof; and

          4. The persons named below are duly elected and qualified of officers of the Corporation as of the date hereof, holding the office(s) set forth below opposite their respective names, and that the signatures set forth below opposite their respective names are the genuine signatures of such persons or genuine facsimiles thereof:

         Name                       Title                     Signature
         ----                       -----                     ---------

                                                              --------------

                                                              --------------

                                                              --------------


IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of April, 1997.

                                                 -----------------------------
                                                [Insert Name]
                                                Secretary

                             NAC INVESTMENT COMPANY

                             Secretary's Certificate
                             -----------------------

                  I, _____________, Secretary of NAC Investment Company, a Nevada corporation (the "Corporation"), do hereby certify that:

          1. Attached hereto as Exhibit "A" is a true and correct copy of the Certificate of Incorporation of the Corporation, and that such Certificate of Incorporation is in full force and effect as of the date hereof;

          2. Attached hereto as Exhibit "B" is a true and correct copy of the Bylaws of the Corporation as in effect an the date hereof;

          3. Attached hereto as Exhibit "C" is a true and complete copy of a resolution adopted by the Board of Directors of the Corporation on ____________, 1997, and that such resolution has not been rescinded or otherwise modified and is in full force and effect on the date hereof; and

          4. The persons named below are duly elected and qualified of officers of the Corporation as of the date hereof, holding the office(s) set forth below opposite their respective names, and that the signatures set forth below opposite their respective names are the genuine signatures of such persons or genuine facsimiles thereof:

         Name                       Title                     Signature
         ----                       -----                     ---------

                                                              --------------

                                                              --------------

                                                              --------------


IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of April, 1997.

                                                -----------------------------
                                                [Insert Name]
                                                Secretary

                           NATIONAL AUTO CREDIT, INC.

                              Officers' Certificate
                              ---------------------

         ____________________, [Insert Title] and _______________, [Insert
Title], of National Auto Credit, Inc., a Delaware corporation (the "Company"), pursuant to Section 4.1(c) of the Note Purchase Agreements dated April 17, 1997 (the "Note Agreement"), between the Company and the purchasers listed therein both hereby certify that:

          (1) The representations and warranties of the Company contained in the Note Agreement are true and correct on and as of the date hereof.

          (2) The Company has performed and complied with all agreements and conditions contained in the Note Agreement required to be performed or complied with by the Company prior to or on the date hereof and after giving effect to the issue and sale of the Notes to be issued and sold on the date hereof pursuant to the Note Agreement (and the application of the proceeds thereof as contemplated in Section 5.14) no Default (as defined in the Note Agreement) or Event of Default (as defined in the Note Agreement) has occurred or is continuing. Neither the Company nor any Subsidiary has entered into any transaction since the date of the Memorandum (as defined in the Note Agreement) that would have been prohibited by Section 10 of the Note Agreement had such Section applied since such date.

          (3) The Company has not changed its jurisdiction of incorporation or been a party to any merger or consolidation and has not succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in
                    Schedule 5.5 to the Note Agreement.

         IN WITNESS WHEREOF, we have hereunto signed our names as of this 21st day of April, 1997.

                                           By:  _____________________________
                                                    [Insert Name and Title]

                                           By:      ___________________________
                                                    [Insert Name and Title]